UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2015

XIANGTIAN (USA) AIR POWER CO., LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52735	98-0632932
(Commission File Number)	(IRS Employer Identification No.)

c/o Luck Sky International Investment Holdings Limited

Unit 4112A-13 Office Tower

Convention Plaza 1 Harbour Road,

WanChai, Hong Kong, People’s Republic of China

(Address of principal executive offices and zip code)

+86 10 859 10 261

(Registrant's telephone number including area code)

Goa Sweet Tours Ltd.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02:	Non-Reliance on Previously Issued Financial Statements

On August 25, 2015, the Board of Directors of the Company, based on discussion with management, concluded that the Company’s previously issued financial statements for the fiscal year ended July 31, 2014 and the interim unaudited financial statements for the first three quarters of the fiscal years ended July 31, 2014 and July 31, 2015 could no longer be relied upon because of errors identified in such financial statements. Management discussed the matters with the Company’s independent registered public accounting firm Jimmy P. Lee, CPA, P.C.

The conclusion relates to correcting the accounting treatment regarding the omission of subscription receivables in the consolidated financial statements in the aggregate amount of $310,000, and the necessity of revision for the footnotes of acquisitions made with related parties whose identity and stock ownership had been previously disclosed and the consolidation of a variable interest entity to reflect a more accurate disclosure.

As a result of this determination, the Company will restate its financial statements for the foregoing dates and periods, which restatements will be reflected in the restated consolidated financial statements to be contained in an amended Form 10-K for the fiscal year ended July 31, 2014 and in amended Form 10-Q’s for the fiscal quarters ended October 31, 2013, January 31, 2014, April 30, 2014, October 31, 2014, January 31, 2015 and April 30, 2015.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XIANGTIAN (USA) AIR POWER CO., LTD.

By:	/s/ Zhiqi Zhang
Name:	Zhiqi Zhang
Title:	Chief Executive Officer
Date:	August 31, 2015